CSFB 05-5

Group 6

Pay rules

1.

Pay the NAS Priority Amount to the 6N1

2.

Pay sequentially as follows:

a.

Pay pro-rata to the 3A1, 6FL1, 6FL2, 6FL3 until retired

b.

Pay the 6L1 until retired

3.

Pay the 6N1 until retired

Notes

Pxing Speed = 100PPC (8 to 20 CPR over 12 months, 20 thereafter)

NAS bonds = 6N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 6N1 Balance/Total Non-PO Balance

Floater Bonds

6FL1– 0 day delay, 1ML + .35%, 7.50% Cap, 0.35% Floor, Initial Libor – 3.09%

6FL2– 0 day delay, 1ML + .30%, 7.50% Cap, 0.30% Floor, Initial Libor – 3.09%

6FL3– 0 day delay, 1ML + .35%, 7.50% Cap, 0.35% Floor, Initial Libor – 3.09%

Inverse Bonds

3A1 – 0 day delay, 17.90841121% -2.5046729*1ML, 17.90841121% Cap, 0% Floor, Initial Libor – 3.09%

Inverse IO Bonds:

6IN2 – 0 day delay, 7.20% - 1ML, 7.20% Cap, 0% Floor, Initial Libor – 3.09%

6IN3 – 0 day delay, 7.15% - 1ML, 7.15% Cap, 0% Floor, Initial Libor – 3.09%

Notional Balance:

6IN2=6FL2

6IN3=6FL3

Settlement = 5/31/05